EXHIBIT 5.1
REEDER & SIMPSON P.C.

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +692 625 3602 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	R. Simpson 8 Karaïskaki St., Moschaton 183 45 Athens, Greece Telephone: +30 210 941 7208 Fax: +30 210 941 4790 E-mail: simpson@otenet.gr Mobile phone: +30 6945 465 173
October 12, 2007
FreeSeas Inc.
93 Akti Miaouli
Piraeus, Greece
Re: FreeSeas Inc.
Ladies and Gentlemen:
     We have acted as Marshall Islands counsel to FreeSeas Inc., a Marshall Islands corporation (the “Company”), in connection with the proposed issuance of up to 11,500,000 shares (the “Shares”) (including up to 1,500,000 shares subject to the underwriters’ over-allotment option) of the Company’s common stock, par value $.001 per share (the “Common Stock”), as described in the Company’s Registration Statement on Form F-1 (File No. 333-145203) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 7, 2007, as thereafter amended or supplemented (the “Registration Statement”).
     We have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Prospectus, (iii) the Company’s Amended and Restated Articles of Incorporation; (iv) the Company’s Amended and Restated By-laws; (v) First Amendment to the Company’s Amended and Restated Bylaws and (vi) a copy of the minutes of meetings of the Board of Directors of the Company held on June 15, 2007 and September 13, 2007 (the “Resolutions”). We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the Marshall Islands, made in any of the Documents is true, accurate and complete;
     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, when certificates representing the Shares in the form of the specimen certificate filed as an exhibit to the Registration Statement have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered to and paid for by the underwriters in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

     We qualify our opinion to the extent that we express no opinion as to any law other than Marshall Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Marshall Islands. This opinion is limited to Marshall Islands law.
     This opinion letter is limited to the laws of the Republic of the Marshall Islands, including the statutes and Constitution of the Republic of the Marshall Islands, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours, REEDER & SIMPSON P.C.
By:	/s/ Raymond E. Simpson

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